BYLAWS

OF

MARKET DATA CONSULTANTS, INC.

Article I

Offices

The principal office of the corporation shall be designated from time to time by the corporation and may be within or outside of Delaware.

The corporation may have such other offices, either within or outside Delaware, as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE II

Stockholders

Section 1.  Place.  Meetings of the stockholders of the Company shall be held at such place either within or without the State of Delaware as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

Section 2.  Annual Meeting.  Commencing in December 2006, an annual meeting of the stockholders of the Company shall be held in each year on a date and time fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the election of directors is not held on the day fixed as provided herein for any annual meeting of the stockholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as it may conveniently be held.

Section 3.  Special Meetings.  Unless otherwise prescribed by statute, special meetings of the stockholders may be called for any purpose by the president or by the Board of Directors.  The president shall call a special meeting of the stockholders if the corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Section 4. Notice of Meeting.  Written notice stating the place, date, and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, except that if the number of authorized shares is to be increased, at least thirty days’ notice shall be given.  Notice of a special meeting shall include a description of the purpose or purposes of the meeting.  Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the articles of incorporation of the corporation, (ii) a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill, (iv) a dissolution of the corporation, or (v) any other purpose for which a statement of purpose is required by the Delaware General Corporation Law.  Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his address as it appears in the corporation's current record of shareholders, with postage prepaid.  If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporation expense.  No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder.  In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholder's mailing address as shown on the corporation's books and records.

When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting.  If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder.  Such waiver shall be delivered to the corporation for filing with the corporate records.  Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice.  By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

Section 5.  Quorum. One-third of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter.  In no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum shall consist of no less than one-third of the shares of such class or series of classes or series.

Section 6.  Voting.  At all meetings of the stockholders, every registered owner of shares entitle to vote may vote in person or by proxy and shall have one vote for each such share standing in his or her name on the books of the Company.  At all elections of directors, the voting shall be by ballot.  The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of the stockholders, shall have power to appoint two or more persons to act as inspectors or tellers, to receive, canvass, and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

Section 7. Chairman of Meeting.  The President, or, in his or her absence, a Vice President shall preside at all meetings of the stockholders; and, in the absence of the President and Vice President, the Board of Directors may appoint any stockholder to act as chairman of the meeting.

Section 8.  Secretary of Meeting.  The Secretary of the Company shall act as secretary of all meetings of the stockholders; and, in his or her absence, the chairman may appoint any person to act as secretary of the meeting.

Section 9.  Proxies.  At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his duly authorized attorney-in-fact.  A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation.  The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment.  The proxy appointment form or similar writing shall be filed with the secretary of the corporation before or at the time of the meeting.  The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

Revocation of a proxy does not affect the right of the corporation to accept the proxy's authority unless (i) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.  Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his voting in person on any matter subject to a vote at such meeting.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

Subject to any express limitation on the proxy's authority appearing on the appointment form, the corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

Section 10.  Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote, except in the election of directors, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the General Delaware Corporation Law.  Cumulative voting shall not be permitted in the election of directors or for any other purpose.  Each record holder of stock shall be entitled to vote in the election of directors and shall have as many votes for each of the shares owned by him as there are directors to be elected and for whose election he has the right to vote.

At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the Board of Directors.

Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this Section would not be violated in the circumstances presented to the court, the shares of the corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation except to the extent the second corporation holds the shares in a fiduciary capacity.

Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 11.  Corporation's Acceptance of Votes.  If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder.  If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

(i)

the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii)

the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(iii)

the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(iv)

the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(v)

two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

(vi)

the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section 11.

The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

Neither the corporation nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

Section 12.  Informal Action by Shareholders.  Any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Action taken under this Section 12 is effective as of the date the last writing necessary to effect this action is received by the corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action.  If any shareholder revokes his consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid.  The record date for determining shareholders entitled to take action without a meeting is the date the corporation receives a writing upon which the action is taken.

Every written consent shall bear the date of signature of each stockholder or member who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the corporation.

Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 12 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the corporation before the effectiveness of the action.

Section 13.  Meetings by Telecommunication.  Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting.  A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III

Board of Directors

Section 1.  General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its Board of Directors.

Section 2.  Number, Qualifications and Tenure.  The number of directors of the corporation shall be fixed from time to time by the Board of Directors, within a range of no less than one or more than nine.  A director shall be a natural person who is eighteen years of age or older.  A director need not be a resident of Delaware or a shareholder of the corporation.

Directors shall be elected at each annual meeting of shareholders.  Each director shall hold office until the next annual meeting of shareholders following his election and thereafter until his successor shall have been elected and qualified.  Directors shall be removed in the manner provided by the Delaware General Corporation Law.

Section 3.  Vacancies.  Any director may resign at any time by giving written notice to the corporation.  Such resignation shall take effect at the time the notice is received by the corporation unless the notice specifies a later effective date.  Unless otherwise specified in the notice of resignation, the corporation's acceptance of such resignation shall not be necessary to make it effective.   Any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the shareholders or the Board of Directors.  If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.  If elected by the directors, the director shall hold office until the next annual shareholder's meeting at which directors are elected.  If elected by the shareholders, the director shall hold office for the unexpired term of his predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

Section 4.  Regular Meetings.  A regular meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders.  The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice.

Section 5.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the president or any two directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside Delaware, as the place for holding any special meeting of the Board of Directors called by them, provided that no meeting shall be called outside the State of Delaware unless a majority of the Board of Directors has so authorized.

Section 6.  Notice.  Notice of any special meeting shall be given at least two days prior to the meeting by written notice either personally delivered or mailed to each director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication.  If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or (ii) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested.  If notice is given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company.  If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him, notice sent by mail, telegram, telex, electronically transmitted facsimile or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.

A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director.  Such waiver shall be delivered to the corporation for filing with the corporate records.  Further, a director's attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting, or promptly upon his arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7.  Quorum.  A majority of the number of directors fixed by the Board of Directors pursuant to Section 2 or, if no number is fixed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty days at any one adjournment.

Section 8.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  No director may vote or act by proxy at any meeting of directors.

Section 9.  Compensation.  By resolution of the Board of Directors, any director may be paid any one or more of the following:  his expenses, if any, of attendance at meetings, a fixed sum for attendance at each meeting, a stated salary as director, or such other compensation as the corporation and the director may reasonably agree upon.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10.  Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors or committee of the board at which  action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (iii) the director causes written notice of his dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the corporation promptly after the adjournment of the meeting.  A director may dissent to a specific action at a meeting, while assenting to others.  The right to dissent to a specific action taken at a meeting of the Board of Directors or a committee of the board shall not be available to a director who voted in favor of such action.

Section 11.  Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the directors or any committee designated by the Board of Directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken.  Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.  Unless the consent specifies a different effective date, action taken under this Section 12 is effective at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his consent by a writing signed by the director and received by the president or secretary of the corporation.

Section 12.  Telephonic Meetings.  The Board of Directors may permit any director (or any member of a committee designated by the board) to participate in a regular or special meeting of the Board of Directors or a committee thereof through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting.  A director participating in a meeting in this manner is deemed to be present in person at the meeting.

Section 13.  Standard of Care.  A director shall perform his duties as a director, including, without limitation his duties as a member of any committee of the board, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.  In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated.  However, he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted.  A director shall not be liable to the corporation or its shareholders for any action he takes or omits to take as a director if, in connection with such action or omission, he performs his duties in compliance with this Section 13.

The designated persons on whom a director is entitled to rely are (i) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, (ii) legal counsel, public accountant, or other person as to matters which the director reasonably believes to be within such person's professional or expert competence, or (iii) a committee of the Board of Directors on which the director does not serve if the director reasonably believes the committee merits confidence.

ARTICLE IV

Committees

Section 1.  Executive Committee.  The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than five members, one of whom shall be the President, and shall designate one of such members as Chairman.  The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members.  The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time.  Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

Section 2.  Finance Committee.  The Board of Directors may appoint a Finance Committee of two or more directors, at least a majority of whom shall be neither officers nor otherwise employed by the Corporation.  The Board shall designate one director as Chairman of the Committee, and may designate one or more directors as alternate members of the Committee.  The Committee shall have the power to fix from time to time the compensation of all principal officers of the Corporation (other than the Chairman of the Board and the President, whose compensation shall be fixed from time to time by the Board) and shall otherwise exercise such powers as may be specifically delegated to it by the Board and act upon such matters as may be referred to it from time to time for study and recommendation by the Board or the President.

Section 3.  Audit Committee.  The Board of Directors may appoint from among its members an Audit Committee of not less than two members, and shall designate one of such members as Chairman.  The United States Securities and Exchange Commission, pursuant to the Sarbanes-Oxley Act of 2002, mandates that the audit committee members be comprised of independent directors.  The criteria for determining independence of directors is that audit committee members are barred from accepting any consulting, advisory or other compensatory fee from the issuer or any subsidiary thereof, other than in the member's capacity as a member of the Board of Directors and any board committee.

(This prohibition will preclude payments to a member as an officer or employee, as well as other compensatory payments).

The responsibilities of the Audit Committee shall be as follows:

(a) To recommend to the Board of Directors for approval by the stockholders a firm of independent public accountants, hereinafter called the firm, to audit the accounts of the Company, and such of its subsidiaries as the Audit Committee may recommend, for the year regarding which the firm is appointed.

(b) To meet jointly and/or separately with the Chief Financial Officer of the Company and the firm before commencement of the audit (i) to discuss the evaluation by the firm of the adequacy and effectiveness of the accounting procedures and internal controls of the Company and its subsidiaries, (ii) to approve the overall scope of the audit to be made and the fees to be charged, (iii) to inquire regarding and discuss with the firm recent Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory agency pronouncements, if any, which might affect the Company’s financial statements.

(c) To meet jointly and/ or separately with the Chief Financial Officer and the firm at the conclusion of the audit: (i) to review the audited financial statements of the Company, (ii) to discuss the results of the audit (iii) to discuss any significant recommendations by the firm for improvement of accounting systems and controls of the Company, and (iv) to discuss the quality and depth of staffing in the accounting and financial departments of the Company.

Section 4.  Other Committees.  The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board.  The President shall be a member ex officio of each committee appointed by the Board of Directors.

Section 5.  Rules of Procedure.  A majority of the members of any committee may fix its rules of procedure.  All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE V

Operating Divisions of the Company

Section 1.  Advisory Board.  The Board of Directors of the Company may appoint individuals who may but need not be directors, officers, or employees of the Company to serve as members of an Advisory Board of Directors of one or more operating divisions of the Company and may fix fees or compensation for attendance at meetings of any such Advisory Boards.  The members of any such Advisory Board may adopt and from time to time may amend rules and be submitted to the Board of Directors of the Company.  The term of office of any member of the Advisory Board of Directors shall be at the pleasure of the Board of Directors of the Company and shall expire on the day of the annual meeting of the stockholders of the Company.  The function of any such Advisory Board of Directors shall be to advise with respect to the affairs of the operating divisions of the Company to which it is appointed.

Section 2.  Titles.  The Board of Directors of the Company may from time to time confer on the employees of the Company assigned to any operating division of the Company, or discontinue, the title of President, Vice President, and any other titles deemed appropriate.  The designation of any such official titles for employees assigned to operating divisions of the Company shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by the Company.  Any employee so designated as an officer of an operating division shall have authority, responsibilities, and duties with respect to his or her operating division corresponding to those normally vested in the comparable officer of the Company to these Bylaws, subject to such limitations as may be imposed b the Board of Directors of the Company.

ARTICLE VI

Officers and Agents

Section 1.  General.  The officers of the corporation shall be a president, a chief financial officer, a secretary, a treasurer, and/or such other officers as may be appointed from time to time by the Board of Directors, each of whom shall be a natural person eighteen years of age or older.  The Board of Directors or an officer or officers authorized by the board may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary.  The Board of Directors or the officer or officers authorized by the board shall from time to time determine the procedure for the appointment of officers, their term of office, their authority and duties and their compensation.  One person may hold more than one office.  In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws, or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the president of the corporation.

Section 2.  Appointment and Term of Office.  The officers of the corporation shall be appointed by the Board of Directors at each annual meeting of the board held after each annual  meeting of the shareholders.  If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the corporation, such appointment shall be made as soon thereafter as conveniently may be.  Each officer shall hold office until the first of the following occurs:  his successor shall have been duly appointed and qualified, his death, his resignation, or his removal in the manner provided in Section 3.

Section 3.  Resignation and Removal.  An officer may resign at any time by giving written notice of resignation to the corporation.  The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

Any officer or agent may be removed at any time with or without cause by the Board of Directors or an officer or officers authorized by the board.  Such removal does not affect the contract rights, if any, of the corporation or of the person so removed.  The appointment of an officer or agent shall not in itself create contract rights.

Section 4.  Vacancies.  A vacancy in any office, however occurring, may be filled by the Board of Directors, or by the officer or officers authorized by the board, for the unexpired portion of the officer's term.  If an officer resigns and his resignation is made effective at a later date, the Board of Directors, or officer or officers authorized by the board, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the Board of Directors or officer or officers authorized by the board provide that the successor shall not take office until the effective date.  In the alternative, the Board of Directors, or officer or officers authorized by the Board of Directors, may remove the officer at any time before the effective date and may fill the resulting vacancy.

Section 5. President.  Subject to the direction and supervision of the Board of Directors, the president shall be the chief executive officer of the corporation, and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees.  Unless otherwise directed by the Board of Directors, the president shall attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation holds any stock.  On behalf of the corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings.  At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the corporation, execute written consents and other instruments with respect to such stock, and exercise any and all rights and powers incident to the ownership or said stock, subject to the instructions, if any, of the Board of Directors.  The president shall have custody of the treasurer's bond, if any.

Section 6.  Vice Presidents.  The vice presidents, if any, shall assist the president and shall perform such duties as may be assigned to them by the president or by the Board of Directors.  In the absence of the president, the vice president, if any (or, if more than one, the vice presidents in the order designated by the Board of Directors, or if the board makes no such designation, then the vice president designated by the president, or if neither the board nor the president makes any such designation, the senior vice president as determined by first election to that office), shall have the powers and perform the duties of the president.

Section 7.  Chief Financial Officer.  The Chief Financial Officer shall be responsible to the Board of Directors and the President for all financial control and internal audit of the Company and its subsidiaries.  He shall perform such other duties as may be assigned to him or her by the Board of Directors or the President within the scope of routine administrative matters pertaining to the duties of his office.

Section 8.  Secretary.  The secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation, and a record of all waivers of notice of meetings of shareholders and of the Board of Directors or any committee thereof, (ii) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors, (iv) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by each shareholder, unless such a record shall be kept at the office of the corporation's transfer agent or registrar, (v) maintain at the corporation's principal office the originals or copies of the corporation's articles of incorporation, bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the name and business addresses of the current directors and officers, a copy of the corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation's assets and liabilities and results of operations for the last three years, (vi) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (vii) authenticate records of the corporation, and (vii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.  Assistant secretaries, if any, shall have the same duties and powers subject to supervision by the secretary.  The directors and/or shareholders may however respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.

Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

Section 9. Treasurer.  The treasurer shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the Board of Directors.  He shall receive and give receipts and acquittances for money paid in on account of the corporation, and shall pay out of the corporation's funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity.  He shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time.  He shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.  He shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the president.  The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

Section 10.  Counsel.  The General Counsel shall advise and represent the Company generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and the Executive Committee.  The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

Section 11.  Vacancies.  In case any office shall become vacant, the Board of Directors shall have full power to fill such vacancies.  In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

Section 12.  Exercise of rights as stockholders.  Unless otherwise ordered by the Board of Directors, the President or a Vice President thereunto duly authorized by the President shall have full power and authority on behalf of the Company to attend and to vote at any meeting of stockholders of any corporation in which this Company may hold stock, and may exercise on behalf of this Company any and all of the rights and powers incident to the ownership of such stock.  The Board of Directors, from time to time, may confer like powers upon any other person or persons.

ARTICLE VII

Stock

Section 1.  Certificates.  The Board of Directors shall be authorized to issue any of its classes of shares with or without certificates.  The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders.  If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the corporation by one or more persons designated by the Board of Directors.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the corporation with the same effect as if he were such officer at the date of its issue.  Certificates of stock shall be in such form  and shall contain such information consistent with law as shall be prescribed by the Board of Directors.  If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the corporation shall send the shareholder a complete written statement of all of the information required to be provided to holders of uncertificated shares by the Delaware General Corporation Law.

Section 2.  Consideration for Shares.  Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid.  The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed or other securities of the corporation.  Future services shall not constitute payment or partial payment for shares of the corporation.  The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the corporation unless the note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note.  For purposes of this Section 2, "promissory note" means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a non-recourse note.

Section 3.  Lost Certificates.  In case of the alleged loss, destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as the board may prescribe.  The Board of Directors may in its discretion require an affidavit of lost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

Section 4.  Holder of Record.  The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 5.  Transfer of Shares.  Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate.  Every such transfer of stock shall be entered on the stock books of the corporation which shall be kept at its principal office or by the person and at the place designated by the Board of Directors.

Section 6.  Transfer Agent, Registrars and Paying Agents.  The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation.  Such agents and registrars may be located either within or outside Delaware.  They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VIII

Indemnification

Section 1.  Indemnification of officers, directors, employees and agents.

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2.  Witness Expenses.  The sections of this Article IX do not limit the corporation’s authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been a named defendant or respondent in the proceeding.

Section 3.  Report to Stockholders.  Any indemnification of or advance of expenses to a director in accordance with this Article IX, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the stockholders with or before the notice of the next stockholders’ meeting.  If the next stockholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the stockholders at or before the time the first stockholder signs a writing consenting to such action.

ARTICLE IX

Provision of Insurance

By action of the Board of Directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such scope and amounts as the Board of Directors deems appropriate on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article IX or applicable law.  Any such insurance may be procured from any insurance company designated by the Board of Directors of the corporation, whether such insurance company is formed under the laws of Delaware or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.

ARTICLE X

Miscellaneous

Section 1.  Seal.  The corporate seal of the corporation, if any, shall be as designated by the Board of Directors and shall contain the name of the corporation.

Section 2.  Fiscal Year.  The fiscal year of the corporation shall be as established by the Board of Directors.

Section 3.  Amendments.  The Board of Directors shall have power, to the maximum extent permitted by the Delaware General Corporation Law, to make, amend and repeal the Bylaws of the corporation at any regular or special meeting of the Board unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw.  The shareholders also shall have the power to make, amend or repeal the Bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.

Section 4.  Notice.  Any notice required to be given under the provisions of these Bylaws or otherwise may be waived by the stockholder, director or officer to whom such notice is required to be given.

Section 5.  Gender.  The masculine gender is used in these Bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

Section 6.  Conflicts.  In the event of any irreconcilable conflict between these Bylaws and either the corporation's Articles of Incorporation or applicable law, the latter shall control.

Section 7.  Definitions.  Except as otherwise specifically provided in these Bylaws, all terms used in these bylaws shall have the same definition as in the Delaware General Corporation Law.

THE FOREGOING BYLAWS, consisting of twenty (20) pages, including this page, constitute the Bylaws of Market Data Consultants, Inc., adopted by the Board of Directors of the corporation as of December 15, 2005.

/s/ Wilson Cheung

Wilson Kin Cheung

Secretary